LIMITED POWER OF ATTORNEY

 This statement confirms that the undersigned
has authorized and designated each of Peter L. Gray and
Thomas B. Rosedale his attorneys-in-fact to (i) prepare, execute and file on behalf of the undersigned Form ID or any other
necessary documents or forms in order to obtain access
codes (including, without limitation, CIK and CCC codes)
for the undersigned to permit filing on EDGAR, and (ii)
prepare, execute and file on behalf of the undersigned
all Forms 3, 4 and 5 (including any amendments thereto)
that the undersigned may be required to file with the U.S.
Securities and Exchange Commission as a result of the
undersigned's ownership of or transactions in securities
of ModusLink Global Solutions, Inc.  The authority of such attorneys under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to
the undersigned's ownership of or transactions in securities of ModusLink Global Solutions, Inc., unless earlier revoked in writing.
The undersigned acknowledges that such attorneys are not
assuming any of the undersigned's responsibilities to
comply with the requirements of Section 16 of the Securities
Exchange Act of 1934, as amended, or any of the undersigned's liabilities for failure to comply with such requirements.

Date: October 24, 2010     /s/ Joseph M. O'Donnell
      -----------------------
      Name: Joseph M. O'Donnell